   As filed with the Securities and Exchange Commission on September 29, 2000
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              HEADHUNTER.NET, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


         Georgia                                         58-2403177
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

                          333 RESEARCH COURT, SUITE 200
                             NORCROSS, GEORGIA 30092
               (Address of Principal Executive Offices) (Zip Code)

         HEADHUNTER.NET, INC. 1998 LONG-TERM INCENTIVE PLAN, AS AMENDED CONVERTED OPTIONS UNDER MEDICALJOBSSOURCE.COM, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                                 MARK W. PARTIN
                              HEADHUNTER.NET, INC.
                          333 RESEARCH COURT, SUITE 200
                             NORCROSS, GEORGIA 30092
                                 (770) 349-2400
     (Name, address, and telephone number, including area code, of agent for service)

                                    COPY TO:

                                J. VAUGHAN CURTIS
                                ALSTON & BIRD LLP
                 ONE ATLANTIC CENTER, 1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3424


                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
             TITLE OF                                        PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
           SECURITIES TO              AMOUNT TO BE      OFFERING PRICE PER SHARE    AGGREGATE OFFERING       REGISTRATION
           BE REGISTERED               REGISTERED                                          PRICE                 FEE
--------------------------------------------------------------------------------------------------------------------------
   Common stock, $0.01 par value       3,000,000(1)              $5.132                 $15,390,000(2)         $4,063
--------------------------------------------------------------------------------------------------------------------------
   Common stock, $0.01 par value        143,775(3)               $3.254                 $   467,269(4)         $  123
--------------------------------------------------------------------------------------------------------------------------

(1) Amendment No. 2 to the HeadHunter.NET Long-Term Incentive Plan increased the number of shares of common stock available for issuance under the plan by 3,000,000 shares. The remaining 1,000,000 shares of common stock available for issuance under such plan were registered on a previously filed registration statement on Form S-8 (File No. 333-86485).

(2) Based on the average of the high and low price of shares of the registrant's common stock reported on the Nasdaq National Market System on September 27, 2000, pursuant to Rule 457(h).

(3) Shares are issuable upon the exercise of options originally granted by MiracleWorkers.com, Inc. under the MedicalJobsSource.com, Inc. 1999 Stock Option Plan, which converted to options to purchase shares of the registrant's common stock in the acquisition of MiracleWorkers.com, Inc. by the registrant.

(4) Determined for purposes of calculating the registration fee in accordance with Rule 457(h) and based upon the exercise price of such options.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         As specified by Rule 428(b)(1) under the Securities Act of 1933, we will provide the documents constituting Part I of this registration statement to participants in the HeadHunter.NET, Inc. 1998 Long-Term Incentive Plan, as amended, and holders of options originally granted under the MedicalJobsSource.Com, Inc. 1999 Stock Option Plan that converted to options to purchase our common stock in our acquisition of MiracleWorkers.com, Inc.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this registration statement:

         (a)      Our latest annual report, as amended, filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for our latest fiscal year for which such statements have been filed.

         (b) All of our reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of our common stock and junior participating preferred stock contained in our registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation eliminate the personal liability of our directors to us or our shareholders for monetary damage for any breach of duty as a director, provided that we cannot eliminate or limit the liability of a director for:

         - a breach of duty involving appropriation of a business opportunity of ours;

         - an act or omission which involves intentional misconduct or a knowing violation of law;

         - any transaction from which the director receives an improper personal benefit; or

         -        unlawful corporate distributions.

         In addition, if at any time the Georgia Business Corporation Code is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each of our directors shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by our shareholders, unless otherwise required.

         Our bylaws require us to indemnify any director or officer who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was one of our directors or officers, against liability incurred by the director or officer in such proceeding except for any liability incurred in a proceeding in which the director or officer is adjudged liable to us or is subjected to injunctive relief in our favor for:

         - any appropriation, in violation of such director's or officer's duties, of any business opportunity of ours;

         - acts or omissions which involve intentional misconduct or a knowing violation of law;

         -        unlawful corporate distributions; or

         - any transaction from which such officer or director received an improper personal benefit.

         Our board of directors also has the authority to extend to employees and agents the same indemnification rights held by directors. Indemnified persons would also be entitled to have us advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our officers and directors pursuant to these provisions, the Commission has informed us that in its opinion such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

         We have entered into separate indemnity agreements with each of our directors and some of our executive officers, under which we agree to indemnify them and to advance them expenses in a manner and subject to terms and conditions similar to those set forth in our articles of incorporation and bylaws.

         We maintain a standard form of officers' and directors' liability insurance policy which provides coverage to our officers and directors for liabilities, including liabilities which may arise out of this registration statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation, as amended (incorporated by reference from Exhibit 3.1 to our registration statement on Form S-1 (File No. 333-80915)).

         4.2      Amended and Restated Bylaws (incorporated by reference from
Exhibit 3.2 to our registration statement on Form S-4 (File No. 333-37430)).

         5.1 Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

         23.1     Consent of Alston & Bird LLP (included in Exhibit 5.1).

         23.2     Consent of Arthur Andersen LLP.

         24.1 Power of Attorney (included on the signature page contained on page II-7).

         99.1 HeadHunter.NET, Inc. 1998 Long-Term Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to our registration statement on Form S-4 (File No. 333-37430)).

         99.2     MedicalJobsSource.Com, Inc. 1999 Stock Option Plan.

-----------------------

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this
Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       (Signatures on the following page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, HeadHunter.NET, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 29th day of September, 2000.

                            HeadHunter.NET, Inc.

                            By: /s/ Robert M. Montgomery, Jr.
                               ------------------------------------------------
                                Robert M. Montgomery, Jr.
                                President and Chief Executive Officer
                                (Principal Executive Officer)


                            By: /s/ Mark W. Partin
                               ------------------------------------------------
                                Mark W. Partin
                                Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)

                            (Continued on next page)

                                POWER OF ATTORNEY

         Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Robert M. Montgomery, Jr., and Mark W. Partin, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits, and other related documents, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power ad authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or her/his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


                  SIGNATURE                          TITLE                         DATE
                  ---------                          -----                         ----
/s/ William H. Scott, III                       Director                   September 29, 2000
-------------------------------------------
William H. Scott, III


/s/ Robert M. Montgomery, Jr.                   Director                   September 29, 2000
-------------------------------------------
Robert M. Montgomery, Jr.


/s/ Bernard S. Hodes                            Director                   September 29, 2000
-------------------------------------------
Bernard S. Hodes


/s/ Burton B. Goldstein, Jr.                    Director                   September 29, 2000
-------------------------------------------
Burton B. Goldstein, Jr.


/s/ Michael G. Misikoff                         Director                   September 29, 2000
----------------------------------
Michael G. Misikoff


/s/ Kimberley E. Thompson                       Director                   September 29, 2000
-------------------------------------------
Kimberley E. Thompson


/s/ J. Douglas Cox                              Director                   September 29, 2000
----------------------------------
J. Douglas Cox

                                  EXHIBIT INDEX


EXHIBITS
--------
4.1      Articles of Incorporation, as amended (incorporated by reference from
         Exhibit 3.1 to our registration statement on Form S-1 (File No.
         333-80915)).

4.2 Amended and Restated Bylaws (incorporated by reference from Exhibit 3.2 to our registration statement on Form S-4 (File No. 333-37430)).


5.1 Opinion of Alston & Bird LLP regarding the legality of the securities being registered.

23.1     Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP.

24.1     Power of Attorney (included on the signature page contained on page
         II-7).

99.1     HeadHunter.NET, Inc. 1998 Long-Term Incentive Plan, as amended
         (incorporated by reference from Exhibit 10.1 to our registration statement on Form S-4 (File No. 333-37430)).

99.2     MedicalJobsSource.Com, Inc. 1999 Stock Option Plan.